PRICING SUPPLEMENT NO. 48                                         Rule 424(b)(3)
DATED: July 13, 2000                                          File No. 333-31980
(To Prospectus dated March 17, 2000,
and Prospectus Supplement dated March 17, 2000)


                                 $9,027,683,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $50,000,000    Floating Rate Notes [ ]  Book Entry Notes [x]

Original Issue Date: 7/19/2000   Fixed Rate Notes [x]     Certificated Notes [ ]

Maturity Date: 7/19/2001         CUSIP#: 073928QW6

Option to Extend Maturity:      No  [x]
                                Yes [ ]   Final Maturity Date:


                                              Optional          Optional
                         Redemption           Repayment         Repayment
   Redeemable On          Price(s)             Date(s)           Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A               N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  7.040%

Interest Payment Dates:  1/19/2001 and 7/19/2001

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:

[ ]  Commercial Paper Rate              Minimum Interest Rate:

[ ]  Federal Funds Rate                 Interest Reset Date(s):

[ ]  Treasury Rate                      Interest Reset Period:

[ ]  LIBOR Reuters                      Interest Payment Date(s):

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:                  Interest Payment Period:

Index Maturity:

Spread (plus or minus):

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.